UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2012

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169533	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 25, 2012, Article III, Section 11 of the Bylaws of Cole Credit Property Trust IV, Inc. (the “Company”) was amended to require that any vacancy on the Company’s Board of Directors (the “Board”) resulting from an increase in the size of the Board be filled by a majority vote of the entire Board, including a majority of the directors who are independent directors, as defined in the Company’s charter (the “Independent Directors”). This section of the Bylaws previously provided that such vacancies could be filled by a majority vote of the entire Board, but did not require that a majority of the Independent Directors also approve the filling of such vacancies. In addition, Section 11 of Article III was amended by the addition of a sentence stating that this section may be amended only upon the affirmative vote of the Board, including a majority of the Independent Directors. Previously, this section of the Bylaws could be amended by the Board, but amendments were not also required to be approved by a majority of the Independent Directors. A copy of the amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Name
3.1	First Amendment of Bylaws, effective June 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 27, 2012	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Principal Financial Officer

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